EX-99.23(p)(21)

M&G CODE OF ETHICS


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INDEX

     1.         OVERVIEW
              .1        Structure                                                                          4
              .2        Why we have a M&G Code of Ethics                                                   4
              .3        How the Code applies to you                                                        5
              .4        Confirmation of understanding                                                      5
              .5        General - other policies                                                           5
              .6        Definitions                                                                        6

     2.         PERSONAL ACCOUNT DEALING - ACCESS PERSONS
            .1          General                                                                           10
            .2          What is a personal account deal?                                                  10
            .3          What you have to consider before undertaking a personal account deal              10
            .4          What you need to do when undertaking a personal account deal                      11
                    .1  All  Access  and   Connected   Persons,   other  than   Equity   Investment       11
                        Professionals
                    .2  All Equity Investment Professionals                                               13
            .5          What you have to do once you have completed your personal account deal            14

     3.         PERSONAL ACCOUNT DEALING - EMPLOYEES
            .1          General                                                                           15
            .2          What is a personal account deal?                                                  15
            .3          What you have to consider before undertaking a personal account deal              15
            .4          What you need to do when undertaking a personal account deal                      16
            .5          What you have to do once you have completed your personal account deal            16

     4.         SECURITIES REPORTING - ACCESS PERSONS
            .1          General                                                                           17
            .2          Initial/Annual Statement of Investments Held                                      17
            .3          Quarterly Statement of Investments                                                17
            .4          Annual Statement of Investments Held                                              18
            .5          Additional requirement for Equities staff registered as a CF30 with the FSA       18
            .6          Additional  requirement  for Equity  Dealers and Fund  Managers of US based
                        Clients (Vanguard and Jackson) registered as a CF30 with the FSA

     5.         PERSONAL ASSOCIATIONS
            .1          General                                                                           19
            .2          Guidelines                                                                        19
            .3          Criteria                                                                          19
            .4          What to do                                                                        19

     6.         GIFTS AND BENEFITS
            .1          General                                                                           21
            .2          Inducement                                                                        21
            .3          Guidelines                                                                        21
            .4          Approval                                                                          22
            .5          Managers responsibility                                                           22
            .6          Approved Gifts and Benefits forms                                                 22
            .7          Record keeping                                                                    22

     7.         ADMINISTRATION
            .1          Controls                                                                          24
            .2          Records                                                                           24

TABLES
              1  How the Code applies to you                                                              25
              2  Financial  Instruments  and their  Reporting  Requirements - Access Persons              26
                 only

APPENDICES
              A  Flowchart - Personal Account Dealing                                                     27
              B  Request For Permission To Deal Form (RFPTD)                                              28
              C  Initial/Annual Statement of Investments Held                                             29
              D  Statement Of Transactions During The Quarter                                             31
              E  Personal Association                                                                     32
              F  Gifts and Benefits Form                                                                  33
              G  Federal Securities Laws                                                                  36

VERSION CONTROL                                                                                           38
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1.   OVERVIEW


1.1  STRUCTURE

     The M&G Code of Ethics ("the Code") document sets out the following

     i.   Why we have a Code of Ethics
     ii.  Personal account dealing requirements
     iii. Investment reporting requirements
     iv.  Personal association requirements
     v.   Gifts and benefits requirements


1.2  WHY WE HAVE A CODE OF ETHICS

     First, we are required to have a Code of Ethics by the United States Securities and Exchange Commission, which regulates MAGIM as an Investment Adviser in relation to the US clients of MAGIM. Secondly and more generally, as an Employee of M&G you are expected to maintain the highest ethical and professional standards. Amongst other things this means that you should do nothing to gain advantage for yourself to the detriment of M&G or its clients. Where you identify a situation that puts your interests in conflict with those of a client you should:

     -    put the client's interests first; or
     - declare yourself conflicted and ask someone else who you believe to be not conflicted to deal with the particular matter; or
     -    refer the matter to your senior manager for guidance.

     In relation to conflicts of interest, perception is as important as fact. You must therefore take care to ensure that you do not do anything that looks as if it is gaining you or M&G an advantage at the expense of its clients.

     That said, M&G recognises that it is perfectly acceptable for you to receive business hospitality or conduct a personal investment transaction as long as you do so in accordance with the requirements set out in the Code. However, failure to act in accordance with the Code will be regarded as a serious matter and could in certain circumstances result in disciplinary action including dismissal.

     If at any time you realise you have not complied with the requirements of the Code, you should immediately contact MAGIM Compliance. If however you observe another person's behaviour which is not compliant with the Code you may choose to report this either to MAGIM Compliance or in confidence directly to the Legal and Compliance Director, Anthony Ashplant.


1.3  HOW THE CODE APPLIES TO YOU

     Table 1 on "How the Code applies to you", set out on page 25 shows you how the various parts of the Code apply to you as an Employee (see
     Definitions). The application of the Code is location specific so if you transfer locations the rules applying to you may change and it is your responsibility to ensure that you comply with the rules at that location.


1.4  CONFIRMATION OF UNDERSTANDING

     M&G is required to ensure that each person covered by the Code receives and understands its contents.

     This means that when you join M&G you will be requested either to complete a declaration on the `I' or to submit a written acknowledgement confirming that you have received and understood those aspects of the Code which apply to you.

     Each time an amendment is made to the Code M&G must ensure that you are issued with a copy of the revised Code, that you acknowledge receipt of the revised Code and that you understand those aspects of the Code which apply to you. To evidence this process you will be requested to complete either a declaration on the `I' or a written declaration confirming that you have received and understood those aspects of the Code which apply to you.


1.5  GENERAL - OTHER POLICIES

     Whilst this Code sets out certain matters in relation to your conduct whilst employed by M&G, there are a number of other policies which you should also be aware of including, but not limited to:

     -    The Prudential Group Code of Business Conduct
     -    The Prudential Anti-bribery Policy
     -    The M&G Inside Information Policy
     -    The MAGIM and M&G Retail Conflicts Policy
     -    The M&G Public Interest Disclosure Code
     -    The M&G Employment Code of Conduct
     -    The M&G Counter Fraud Policy
     -    The M&G Information Security Policy

     If you require further information on these or other policies you should ask either your line manager or your HR representative.


1.6  DEFINITIONS

     ACCESS PERSON

     An Employee who works in Governors House, City Place House, or works elsewhere and has access to certain systems which contain details of transactions undertaken by MAGIM on behalf of its clients, which includes but is not limited to; FODB, Quasar, LatentZero, CAMS, STP.

     AGGREGATE VALUE EXEMPTION

     If the aggregate value of your personal account deal (the transaction) does not exceed

     - (pound)10,000 of securities with a market capitalisation between (pound)500million and (pound)1billion; or
     - (pound)25,000 for securities with a market capitalisation between (pound)1billion and (pound)5billion; or
     - (pound)50,000 for securities with a market capitalisation greater than (pound)5billion.

     Then you are only required to ensure that Boxes 1 and Box 2 are completed of the Request For Permission To Deal Form.

     PLEASE NOTE that this exemption does not apply to an Equities Investment Professional and nor does it apply to any Initial Public Offering or Private Placement.

     If however the aggregate value of your transaction exceeds these limits then you will need to ensure that Boxes 3 and 4 are completed on the Request For Permission To Deal Form.

     APPROVING SIGNATORY

     An Approving Signatory is a senior fund manager within either Equities or Fixed Income who is authorised to approve an Access Person's Request For Permission To Deal Form where the Aggregate Value Exemption requirement does not apply and is required to approve all Equities Investment Professionals or their Connected Persons Requests For Permission To Deal Form.

     BENEFICIAL INTEREST

     Generally includes ownership of securities from which a person enjoys some economic benefits which are substantially equivalent to ownership regardless of who is the registered owner. You are considered to have a Beneficial Interest in -

     - securities which you hold for your own benefit in bearer form, registered in your own name or otherwise, whether or not the securities are owned individually or jointly;
     - securities held in the name of your spouse, minor children or other dependent relatives;
     - securities held by others for your benefit, such as securities held by a Trustee, executor or administrator or by custodians, brokers or relatives;
     - securities owned by a partnership of which you are a member, unless that partnership has delegated fund management to an independent manager to whom full discretion is granted;
     - securities held by a corporation which can be regarded as your personal holding company; and - securities recently purchased by you and awaiting transfer into your name.

     'Beneficial Interest' does not include ownership of securities over which you have a substantial measure of control but in which neither you nor your family have any direct or indirect beneficial interest (e.g. securities held by a Trust of which you are Trustee but not a direct or indirect beneficiary.)

     CODE OF MARKET CONDUCT

     The Code of Market Conduct (published by the FSA) sets out, amongst other matters, behaviours that are likely to constitute market abuse. The full text can be found on the FSA website at - http://fsahandbook.info/FSA/html/handbook/MAR.

     CONNECTED PERSON

     Anyone connected to an Access Person by reason of a domestic or business relationship or any other relationship (other than as a customer of M&G).

     If as an Employee you have influence over that person's judgment or advise that person as to how to invest his/her property or procure any rights or Beneficial Interest attached to their investments then that person is deemed to be a Connected Person and you will need to seek pre-clearance for any relevant transactions undertaken by the Connected Person. In addition you will also be required to seek to ensure that the Connected Person adheres to the reporting requirements set out in Section 4.

     Examples of a Connected Person are your spouse, partner, cohabiter, or child, stepchild or adopted child under the age of 18.

     A Connected Person may also be any of the following:-

     - a company in which one or more Employees and/or any Connected Person has an interest in 20% or more of the equity capital or is entitled to exercise or control more than 20% of the voting power;
     - a Trustee of a trust under which an Employee, his/her spouse, child, stepchild or adopted child under the age of 18, or a company as defined above, is a beneficiary or a discretionary object, and
     -    a trust of which an Employee or Connected Person is a settlor.

     If you do not exercise any influence on the investment decisions or receive any Beneficial Interest then that Person need not be considered a Connected Person.

     However, if you are registered as a CF30 with the FSA and work in Equities, all persons who share your household are deemed to be a Connected Person for the purpose of the annual reporting requirements set out in Section 4.

     Note: WHETHER YOU HAVE INFLUENCE OVER OR PROCURE ANY RIGHTS OR BENEFITS FROM A CONNECTED PERSON IS DEPENDENT ON YOUR JUDGMENT. THE POINT YOU MUST TAKE VERY SERIOUSLY AS AN ACCESS PERSON, IS THAT IF IT SUBSEQUENTLY BECOMES CLEAR THAT YOU DID HAVE INFLUENCE AND HAVE EXERTED IT, OR HAVE RECEIVED BENEFIT FROM THE INVESTMENT, AND IF THE CODE HAS NOT BEEN COMPLIED WITH THEN THAT WILL BE CONSIDERED AS A BREACH OF THE CODE.

     EMPLOYEE

     Any person who is employed by M&G, PRUPIM or PGDS, including a contractor who is on a contract of more than one month.

     EQUITIES INVESTMENT PROFESSIONAL

     An Equities Investment Professional (EIP) is a person who works within the Equities Business Unit.

     SECURITY

     A Security is defined very broadly for the purposes of this Code. It means any note, stock, bond, debenture, investment contract or limited partnership interest and includes any rights to acquire or dispose of any security (i.e options, warrants, futures, contracts) and investments in investment funds, hedge funds and investment clubs. Investments in SIPPs, AVCs, FSAVCs and FURBs are to be treated as a Security. A Security does not include contributions by salary deductions to M&G or Prudential staff pension schemes any contribution to your AVC accounts linked to either of these schemes. Neither does it include investments in unit Trusts, OEICS, unitised savings products not managed by Prudential or M&G and nor does it include any product issued by National savings and Investment. A Security does include, but only for reporting purposes, investments in unit Trusts, OEICS, and unitised savings products managed by Prudential or M&G. Table 1 sets this information out in detail, but if you have any uncertainty as to whether an investment falls within scope, please contact MAGIM Compliance for guidance.


     SUPERVISED PERSON

     Is any Employee who works for M&G.

     US FEDERAL SECURITIES LAWS

     These are set out in Appendix G.
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2.   PERSONAL ACCOUNT DEALING - ACCESS PERSONS


2.1  GENERAL

     As an Access Person you are required to seek pre-clearance from M&G before undertaking a personal account deal.

     The next sections set out in detail

     a.   what constitutes a personal account deal;
     b.   what you have to consider before undertaking a personal account deal;
     c.   what you need to do when undertaking a personal account deal; and
     d. what you have to do once you have completed your personal account deal.

     A flowchart of the process to be followed can be found at Appendix A.


2.2  WHAT IS A PERSONAL ACCOUNT DEAL?

     A personal account deal is a transaction undertaken by either you or a Connected Person in an investment that requires you to seek pre-clearance from M&G before undertaking the transaction - see Table 2 on page 26.

     The reason for this requirement is that M&G is required to have procedures to control your personal account dealing so that there is an assurance that these do not

     a.   conflict with investment transactions being undertaken by M and G;

     b. breach any restrictions on dealing which M&G may have in place at that time.

     If you have a discretionary managed account and provided that the portfolio is individually managed by a reputable independent manager to whom full investment discretion is granted and that you do not participate or influence investment decisions and you are not aware of such decisions until after the transactions are effected then these transactions are not considered to be a personal account deal. You must supply to Compliance a copy of the agreement you have with the manager as evidence that he has full discretion over the assets.


2.3  WHAT YOU HAVE TO CONSIDER BEFORE UNDERTAKING A PERSONAL ACCOUNT DEAL

     Access Persons and their Connected Persons are strictly prohibited from -

     i.   dealing in a security on the M&G Restricted Dealing List;
     ii. dealing when in possession of information which if publicly known would materially impact the price of the security, commonly know as material non-public information ("MNPI") or price sensitive information ("PSI"), SEE FOR EXAMPLE THE M&G INSIDE INFORMATION POLICY OR THE PRUPIM CHINESE WALL POLICY;
     iii. dealing in a `fund' managed by M&G which can be traded on an agreed basis with another party without reference to its next formal pricing point, for example shares in Episode;
     iv. dealing in contravention of The FSA's Code of Market Conduct, v. dealing in contravention of US Federal Securities Laws;
     vi. undertaking bear or short transactions - that is the sale of an investment not already owned;
     vii. "taking" money for conventional options and undertaking sales of traded options unless they are fully covered by stock or cash margin;
     viii. trading options on considerations of a short-term nature on Prudential plc shares;
     ix. acquiring any security in a privatisation or new issue unless the application is made on a public application form which does not show that the applicant is associated with M&G. Multiple applications by an individual for new issues are prohibited;
     x. buying or selling, or selling and buying the same (or equivalent) securities within 7-business days. An exception to this restriction is where a "stop/loss" instruction, placed by an individual with a broker at the time of placing a relevant trade is triggered, and
     xi. unless otherwise agreed, seeking and obtaining credit or special dealing facilities with a broker or counterparty;

     It should be noted that Access Persons and Connected Persons are discouraged from short term dealing. Normally M&G would expect investments to be held for a minimum of sixty days. If repeated short term trades are identified then the individual concerned may be required to explain to Compliance in writing, with supporting evidence, the reasons for the trades and may in future be required to document those reasons before dealing.


2.4  WHAT YOU NEED TO DO WHEN UNDERTAKING A PERSONAL ACCOUNT DEAL


2.4.1 ALL  ACCESS  AND   CONNECTED   PERSONS,   OTHER  THAN  EQUITY   INVESTMENT
     PROFESSIONALS

     After considering the matters in the preceding section and having satisfied yourself that in requesting permission to undertake a personal account deal, you will not breach those requirements, you should complete the Request For Permission To Deal Form (RFPTD). This form can be found at Appendix B.

     First complete Box 1 of the RFPTD.

     If your transaction is in a listed security and it meets the Aggregate Value Exemption, you should take the RFPTD, depending on the type of transaction, to either the Equity or Fixed Income Dealing Desk, requesting them to complete Box 2. If the Dealing Desk complete Box 2, you are free either to complete the transaction within 24 hours or to place your instruction, which includes posting it, within 24 hours.

     If the Dealing Desk decline to complete Box 2 you may reapply for permission to deal after 24 hours has elapsed since your last request. No reason will be given to you as to why permission has been refused.

     If your transaction does not meet the Aggregate Value Exemption, then after completing Box 1, you should take the RFPTD to the relevant Dealing Desk requesting that they complete both Boxes 2 and 3.

     If the Dealing Desk decline to complete Box 2 then you are not able to deal but you may reapply for permission to deal after 24 hours has elapsed since your last request.

     If when completing Box 3, the Dealing Desk identify that transactions have been undertaken in the last 2 calendar days or there is currently an open order in the market then permission to deal will be refused. You may reapply for permission to deal after 24 hours has elapsed since your last request.

     If the Dealing Desk complete Box 2 and indicate in Box 3 that there has been no trading in the last two days and that there are no open orders in the market, you are then required to get Box 4 completed by an Approving Signatory.

     The Approving Signatory will confirm to you either that it is acceptable for you to deal or that it is not. If permission is refused by an Approving Signatory, then you may not reapply for at least 48 hours after permission was refused.

     It should be noted that both the Equity and Fixed Income Dealing Desks or the Approving Signatory can exercise the right to decline the order if he or she feels a possible conflict exists, or may be seen to exist, thus potentially harming M&G's reputation.

     In certain circumstances, for example where you are not located in Governors House or are working from home or on annual leave, permission can be sought from either Dealing Desk by emailing MAGIM DEALING
     DESK@MANDG.CO.UK. The Dealing Desk will then either grant or decline permission. If your deal exceeds the Aggregate Value Exemption, you will be required to seek email approval from an Approving Signatory. Note: If permission is obtained via email, you are required to complete the RFPTD on your return to the office, attaching the relevant email(s) from the Dealing Desk and where applicable the Approving Signatory.


2.4.2 ALL EQUITY INVESTMENT PROFESSIONALS

     For all Equity Investment Professionals (EIPs), there are additional restrictions and pre-clearance requirements that need to be considered before undertaking a transaction.

     - An EIP or Connected Person should NOT undertake a personal transaction in a financial instrument about which the EIP has made a recommendation until at least two business days after the issue of the formal recommendation. To evidence that a formal recommendation has been made it must be issued on a recognised means of internal communication, i.e on `The Source', or emailed to the wider investment team. For the sake of clarity, a recommendation made at the morning meeting will be deemed to meet this requirement when the minutes of that meeting are issued.
     - An EIP or Connected Person should NOT undertake a personal account transaction in the financial instrument if he/she is about to make a recommendation or is aware that another EIP is about to make a recommendation about that company.

     The Aggregate Value Exemption does not apply to transactions by an EIP or Connected Person, therefore on completing the RFPTD an EIP is required to ensure that Boxes 2 to 4 are always completed.

     If the Dealing Desk decline to complete Box 2 you may reapply for permission to deal after 24 hours has elapsed since your last request. No reason will be given to you as to why permission has been refused.

     If the Dealing Desk identify when completing Box 3, that transactions have been undertaken in the last 2 calendar days or there is currently an open order in the market then permission to deal will be refused. You may reapply for permission to deal after 24 hours has elapsed since your last request.

     If the Dealing Desk complete Box 2 and indicate in Box 3 that there has been no trading in the last two days and that there are no open orders in the market, then you are required to get Box 4 completed by an Approving Signatory.

     The Approving Signatory will confirm to you either that it is acceptable for you to deal or that it is not. If permission is refused by an Approving Signatory, then you may not reapply for at least 48 hours after permission was refused.

     It should be noted that both the Equity and Fixed Income Dealing Desks or the Approving Signatory can exercise the right to decline the order if he or she feels a possible conflict exists, or may be seen to exist, thus potentially harming M&G's reputation.

2.5  WHAT YOU HAVE TO DO ONCE YOU HAVE COMPLETED YOUR PERSONAL ACCOUNT DEAL

     If permission to deal is granted you must forward the original RFPTD form to MAGIM Compliance. A copy of the contract note must then be supplied to MAGIM Compliance as soon as possible after its receipt and in any event no later than 10 calendar days after the date the transaction took place. You may instruct your broker or trading platform to send copy contract notes direct to MAGIM Compliance at Governors House.

3.   PERSONAL ACCOUNT DEALING - EMPLOYEES


     This section only applies to individuals who are NOT Access Persons.

3.1  GENERAL

     As an Employee who is not defined as an Access Person you are required to report your personal account deals post-trade only.

     The next sections set out in detail

     a.   what constitutes a personal account deal;
     b.   what you have to consider before undertaking a personal account deal;
     c.   what you need to do when undertaking a personal account deal; and
     d.   what you have to do once you have completed your personal account deal

     A flowchart of the process to be followed can be found at Appendix A.


3.2  WHAT IS A PERSONAL ACCOUNT DEAL?

     A personal account deal is a transaction undertaken by YOU in an investment, see Table 2, which requires you to report the transaction to M&G post-trade.


3.3  WHAT YOU HAVE TO CONSIDER BEFORE UNDERTAKING A PERSONAL ACCOUNT DEAL

     You are strictly prohibited from -

     i. dealing when in possession of information which if publicly known would materially impact the price of the security, commonly know as material non-public information ("MNPI") or price sensitive information ("PSI"), SEE M&G INSIDE INFORMATION POLICY OR THE PRUPIM CHINESE WALL POLICY;
     ii. dealing in a `fund' managed by M&G which can be traded on an agreed basis with another party without reference to its next formal pricing point, for example shares in Episode;
     iii. dealing in contravention of The FSA's Code of Market Conduct;
     iv. undertaking bear or short transactions - that is the sale of an investment not already owned;
     v. "taking" money for conventional options and undertaking sales of traded options unless they are fully covered by stock or cash margin;
     vi. trading options on considerations of a short-term nature on Prudential plc shares;
     vii. acquiring any security in a privatisation or new issue unless the application is made on a public application form which does not show that the applicant is associated with M&G. Multiple applications by an individual for new issues are prohibited;
     viii. buying or selling, or selling and buying the same (or equivalent) securities within 7-business days. An exception to this restriction is where a "stop/loss" instruction, placed by an individual with a broker at the time of placing a relevant trade is triggered, and
     ix. unless otherwise agreed, seeking and obtaining credit or special dealing facilities with a broker or counterparty;

     It should be noted that all Employees are discouraged from short term dealing. Normally M&G would expect investments to be held for a minimum of sixty days. If repeated short term trades are identified then the individual concerned may be required to explain to Compliance in writing, with supporting evidence, the reasons for the trades and may in future be required to document those reasons before dealing.


3.4  WHAT YOU NEED TO DO WHEN UNDERTAKING A PERSONAL ACCOUNT DEAL

     After considering the matters in the preceding section and if you are satisfied that in undertaking a personal account deal you will not breach those requirements, you should complete the Request For Permission To Deal Form (RFPTD). This form can be found at Appendix B. As there is no requirement for pre-clearance, you may then proceed with your deal.


3.5  WHAT YOU HAVE TO DO ONCE YOU HAVE COMPLETED YOUR PERSONAL ACCOUNT DEAL

     Once you have completed your personal account deal you should complete Box 1 only on the RFPTD form and attach a copy of the related contract note and send these to MAGIM Compliance, no later than 10 days after the transaction. You may instruct your broker or trading platform to send copy contract notes direct to MAGIM Compliance at Governors House.

4.   SECURITIES REPORTING - ACCESS PERSONS


4.1  GENERAL

     This section applies only to Access Persons

     As an Access Person you are required to report, at defined points in time, either in writing or electronically, details of certain investment holdings and related transactions.

     It should be noted that the reporting requirements are extended to encompass those individuals who are considered by you to be a Connected Person,

     The types and content of each report are set out below.


4.2  INITIAL STATEMENT OF INVESTMENTS HELD

     On joining the Company or transferring to a role where you become an Access Person, you are required to complete an on-line declaration via the `I' AND complete an Initial/Annual Statement of Investments Held. The Initial/Annual Statement of Investments Held form can be found at Appendix C.

     You are required to complete both the online declaration and submit your statement of holdings no later than 10 calendar days after becoming an Access Person.

     The Statement of Investments Held must be current as of a date no more than 45 calendar days prior to the date you became an Access Person.

     YOU SHOULD NOTE THAT EVEN IF YOU DO NOT HOLD ANY SECURITIES WHICH REQUIRE REPORTING YOU ARE STILL REQUIRED TO COMPLETE AND SIGN AN INITIAL/ANNUAL STATEMENT OF INVESTMENTS HELD INDICATING A "NIL" HOLDING.


4.3  QUARTERLY STATEMENT OF INVESTMENTS

     At each quarter end you are required to complete -

     -    an on-line declaration via the `I'; and
     - submit to M&G Compliance, the "Statement of Transactions during the Quarter Ended" report (Appendix D), unless you have
     -    not  bought  or  sold  any   securities   covered  by  the   reporting
          requirements;
     -    previously reported all transactions undertaken; or
     - arranged for your broker or product provider to submit regular statements of your transactions

     It should be noted that in respect of the "Statement of Transactions during the Quarter Ended" nil returns are not required.


4.4  ANNUAL STATEMENT OF INVESTMENTS HELD

     On an annual basis you will be required to complete, no later than 30 calendar days after the year end,

     -    an on-line declaration via the `I'; and

     - submit to M&G Compliance, an "Annual Statement of Investments Held" report (Appendix C)

     YOU SHOULD NOTE EVEN IF YOU DO NOT HOLD ANY SECURITIES WHICH REQUIRE REPORTING YOU ARE STILL REQUIRED TO COMPLETE AND SIGN AN INITIAL/ANNUAL STATEMENT OF INVESTMENTS HELD INDICATING A "NIL" HOLDING.


4.5  ADDITIONAL REQUIREMENT FOR EQUITIES STAFF REGISTERED AS A CF30 WITH THE FSA

     All FSA CF30 registered staff working within Equities are required annually to report for each member of their immediate family who share the same household

     - a record of all transactions undertaken in the previous 12 months that would be subject to the pre clearance regime; and

     -    a statement of all holdings as at the year end.

     This is an absolute requirement whether or not the CF30 has any influence over those investment decisions or receives economic benefit from those investments.


4.6 ADDITIONAL REQUIREMENT FOR EQUITY DEALERS AND FUND MANAGERS OF US BASED CLIENTS (VANGUARD AND JACKSON) REGISTERED AS A CF30 WITH THE FSA

     All Equity Dealers and Fund Managers of US based clients are additionally required to report all personal trades in Authorised Unit Trusts and Open Ended Investment Companies irrespective of who the Authorised Fund Manager is.

5.   PERSONAL ASSOCIATIONS


5.1  GENERAL

     This section applies to all Employees.

     A conflict of interest may arise when you have a business or personal interest that influences or may appear to influence your independent and objective judgement at work.


5.2  GUIDELINES

     M&G, and indeed Prudential, require that if an employee has a close association with a person or organisation, that could compromise impartial business dealings, then this should be declared.


5.3  CRITERIA

     There is no hard definition of what constitutes a close association but it is normally where an employee is

     - actively involved with a company which either seeks or undertakes business with M&G
     - actively involved with a company which competes for business where M&G would be a competitor
     - actively involved with a business which has an impact on the employee's ability to fulfil their role with M&G
     - related to a person who the employee is able to direct business to, for example
          o a buyer of print places business with a printer which is owned by the buyer's brother
          o a dealer places orders for an equity with a trader at an investment bank where the trader is the dealer's sister
          o legal advice is sought from a law firm where the wife of the employee seeking the advice is a senior partner
          o an IT contract is awarded to a firm where the employee's son is an influential employee
     - connected in any way to a business or person, which if scrutinised by a third party could give the view that the relationship was contrary to what is considered to be acceptable business practice

     If you are in doubt you should contact your Business Unit Director


5.4  WHAT TO DO

     If you consider you have a personal association which meets the criteria you should complete the Form at Appendix E and submit the form to your Business Unit Director. 6.

6.   GIFTS AND BENEFITS


6.1  GENERAL

     This section applies to all Employees.

     Due to the nature of our business and our market position, it has always been important that we ensure that we operate honestly, fairly and professionally in accordance with the best interests of our clients and also that in our dealings with third parties we do nothing that might encourage them to act other than in the best interests of their clients. Our Gifts and Benefits policy has been specifically designed to reflect this as well as complying with the FSA's detailed Conduct of Business Rules in relation to Inducements.


6.2  INDUCEMENT

     The FSA's Rule on Inducements specifies those monetary and non-monetary benefits that can be provided to and received from third parties in connection with the carrying out of investment business.

     In the normal course of business both the receiving and giving of gifts and, in particular, hospitality, in particular, are a natural and accepted business practice, cementing partnerships and improving local relations. Naturally, this is acceptable where the gift or hospitality is not excessive, is in proportion to the nature of the relationship and will not induce the recipient to place business with or favour the person giving the hospitality.

     The FSA specifies a list of non-monetary benefits that can be provided to third parties including the provision of training facilities, the reimbursement of travelling and accommodation expenses, the provision of product information etc and Compliance can provide detailed guidance with regard to this.


6.3  GUIDELINES

     Responsibility rests with the individual and the attached criteria surrounding restrictions and thresholds have been provided in order to give guidance on what the company has determined is acceptable by the way of giving or receiving a gift or benefit. Details of the criteria can be found on the Gifts and Benefits form, see Appendix F. However it is worth considering the following general principles

     - no gift or benefit offered or received should be one that you would not be willing for the media to be aware of;
     - care should be taken where a gift or benefit offered or received cannot be reciprocated;
     - care should be taken when receiving a gift or benefit from a person or organisation where there is no existing relationship;
     - you should be mindful as to how the gift or benefit will be perceived by others;
     - if you are arranging a corporate event on behalf of M&G then this should be discussed with your Manager and Compliance before proceeding.


6.4  APPROVAL

     Where a gift or hospitality received or given meets the criteria set out in Appendix F it must be formally declared by the individual completing the Gifts and Benefits form at Appendix F but you should note that final approval will always be at the Manager's discretion. THIS MAY MEAN IN CERTAIN SITUATIONS YOU WILL HAVE TO FORGO THE GIFT OR HOSPITALITY OR MAKE A PERSONAL CONTRIBUTION TOWARD the gift or hospitality that has been offered.


6.5  MANAGERS RESPONSIBILITY

     Prior to approving a gift or benefit Managers should review the Gifts and Benefits form request taking the following points into account,

     - whether your acceptance or provision of the gift or benefit presents a conflict of interest;
     - the frequency of gifts and hospitality accepted or provided by you in a given period;
     - the frequency of gifts and hospitality offered to or by the company in a given period, and
     - consistency with other managers, particularly in regard to group events and whether annual leave was used to attend.


6.6  APPROVED GIFTS AND BENEFITS FORMS

     Once you have received approval you should submit the completed Gifts and Benefits form to MAGIM Compliance.


6.7  RECORD KEEPING

     The FSA has specified record keeping requirements for Inducements including gifts and benefits. As far as the receipt of gifts and benefits is concerned, the completed Gifts and Benefits form will suffice and will be retained for at least five years by MAGIM Compliance. As far as the provision of gifts and benefits is concerned, M&G is required to retain records of all gifts and benefits provided to third parties irrespective of value. Thus records of all benefits provided to third parties including entertaining, costs of providing training, reimbursement of travelling and accommodation costs etc must be retained for a period of five years. This will normally be satisfied by the proper completion of the monthly expense return.

7.   ADMINISTRATION


7.1  CONTROLS

     The Legal and Compliance Director of MAGIM (who is the Company's Chief Compliance Officer for SEC purposes) will undertake an annual review of this Code to determine that it remains relevant and has been adhered to in the preceding twelve months, and make any recommendations for improvement.

     The Chief Compliance Officer will ensure that the Code is subject to proper version control and maintain records to show the issue of new versions to all effected employees.


7.2  RECORDS

     Compliance will maintain, on a secure computer file, in accordance with the M&G Information Security Policy, sufficient details of all personal account dealing transactions. Personal Investment Reporting and any other associated documentation provided with these returns will be held in a secure cabinet with access restricted to members of MAGIM Compliance.

     Records will be securely stored and maintained for a period of 6 years, after which time they will be destroyed via a high security certified document destruction company.

TABLE 1: HOW THE CODE APPLIES TO YOU

--------------------------------------------- ------------------ ---------------- ------------------ ----------------- -------------
                                                  SECTION 2         SECTION 3          SECTION 4         SECTION 5        SECTION 6
                                               (ACCESS PERSON)                     (ACCESS PERSON)
--------------------------------------------- ------------------ ---------------- ------------------ ----------------- -------------
YOU WORK FOR M&G IN GOVERNORS HOUSE                  Yes              No                 Yes               Yes             Yes
--------------------------------------------- ------------------ ---------------- ------------------ ----------------- -------------
YOU WORK FOR M&G IN CHELMSFORD                       No               Yes                No                Yes             Yes
--------------------------------------------- ------------------ ---------------- ------------------ ----------------- -------------
YOU WORK FOR M&G IN NEW FETTER LANE                  Yes              No                 Yes               Yes             Yes
--------------------------------------------- ------------------ ---------------- ------------------ ----------------- -------------
YOU WORK FOR M&G IN AN OVERSEAS LOCATION             No               Yes                No                Yes             Yes
--------------------------------------------- ------------------ ---------------- ------------------ ----------------- -------------

--------------------------------------------- ------------------ ---------------- ------------------ ----------------- -------------
YOU WORK FOR PRUPIM IN GOVERNORS                     Yes              No                 Yes               Yes             Yes
HOUSE OR CITY PLACE HOUSE
--------------------------------------------- ------------------ ---------------- ------------------ ----------------- -------------
YOU WORK FOR PRUPIM BUT ARE NOT BASED                No               Yes                No                Yes             Yes
IN GOVERNORS HOUSE OR CITY PLACE HOUSE
--------------------------------------------- ------------------ ---------------- ------------------ ----------------- -------------

--------------------------------------------- ------------------ ---------------- ------------------ ----------------- -------------
YOU WORK FOR PRUCAP IN GOVERNORS HOUSE               Yes              No                 Yes               Yes             Yes
AND ARE SECONDED TO MAGIM
--------------------------------------------- ------------------ ---------------- ------------------ ----------------- -------------

--------------------------------------------- ------------------ ---------------- ------------------ ----------------- -------------
YOU WORK FOR PGDS IN GOVERNORS                       Yes              No                 Yes               No              No
HOUSE OR ARTHUR STREET
--------------------------------------------- ------------------ ---------------- ------------------ ----------------- -------------

TABLE 2:  FINANCIAL INSTRUMENTS AND THEIR REPORTING REQUIREMENTS - ACCESS PERSONS ONLY

--------------------------------------------------------------------- ------------ -------------- -------------- -------------------
ITEM                                                                   BEFORE      IMMEDIATELY    WITHIN 30       ANNUAL WITHIN 30
                                                                       DEALING     AFTER DEALING  DAYS OF END     DAYS OF YEAR END
                                                                                                  OF CALENDAR
                                                                                                  QUARTER
--------------------------------------------------------------------- ------------ -------------- -------------- -------------------
--------------------------------------------------------------------- ------------ -------------- -------------- -------------------
1. Publicly traded securities, ETFs, corporate bonds, spread bets,     Complete    Supply MAGIM    Nothing        Report all
   futures, warrants, contracts for differences,  venture capital      the Request Compliance wit                 holdings as at a
   trusts and enterprise  investment  schemes,  private  placements    For         a copy of the                  date no earlier
   and initial public offerings (IPO's)                                Permission  Request For                    than the 30th
                                                                       To Deal     Permission To                  November of that
                                                                       Form        Deal Form and                  year.
                                                                                   contract note
--------------------------------------------------------------------- ------------ -------------- -------------- -------------------
--------------------------------------------------------------------- ------------ -------------- -------------- -------------------
2. If your transaction is the result of -                              Nothing      Nothing        Nothing        Report all
a. The  acceptance  of an offer to subscribe  for a "rights" or Scrip                                             holdings or
   issue on an existing holding;                                                                                  supply regular
b. The disposal of such rights in nil-paid form;                                                                  statements as they
c. The acceptance of a take-over offer;                                                                           become available
d. Purchases or sales which are not voluntary, including automatic investment plans; or
e. Part of an automatic dividend or tax reclaim reinvestment plan including the setting up of such a plan.
--------------------------------------------------------------------- ------------ -------------- -------------- -------------------
--------------------------------------------------------------------- ------------ -------------- -------------- -------------------
3. Mutual funds, including those wrapped in a PEP or ISA(other than    Nothing      Nothing        Report        Report all holdings
   as exempted in b. below); NOTE THIS EXEMPTION DOES NOT APPLY  TO                                transactions
   EQUITY DEALERS AND FUND MANAGERS OF US BASED FUNDS, SEE SECTION                                 in the past
   4.6 OF THE CODE.                                                                                quarter, or
4. Personal pensions, SIPPs, AVCs , FSAVCs and FURBs; (other than as                               supply regular
   exempted in a. below)                                                                           statements as
5. Equity ISA and PEPs, where you do not exercise discretion (if you                               they become
   do exercise discretion treat as 1 above);                                                       available
6. UK Unit-Linked life and pension funds (Unit-Linked funds) other than as exempted in c. below
7. Government bonds
--------------------------------------------------------------------- ------------ -------------- -------------- -------------------
--------------------------------------------------------------------- ------------ -------------- -------------- -------------------
The following do not require reporting                                 Nothing      Nothing        Nothing        Nothing
a. Contributions by salary deductions to the staff pension schemes of either Prudential or M&G and any contribution to your AVC accounts to either of these schemes.
b. UK Authorised Unit Trusts and OEICS where Prudential or any of its affiliates is not involved in the management of the fund, and the fund is forward priced, or the fund is historically priced but you request and receive a forward price;
c. Unit-Linked funds invested in b., or Unit-Linked funds invested in the above or a combination of these as long as these are forward priced (if this is not the case please contact Compliance);
d. Cash ISA's;
e. Bankers' acceptances, Bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements (including discretionary managed portfolios.);
f. any account over which the you have no direct or indirect influence or control;
g. M&G LTIP;
h. With profits endowment policies; i. Prudence bond, or equivalent with profits product; j. any product issued by the National Savings and Investments; k. Child bonds; l. Prudential SAYE until you exercise your option (thereafter treat as equities) and
m. Spread betting on non-financial events, for example cricket.
--------------------------------------------------------------------- ------------ -------------- -------------- -------------------

APPENDIX A: PERSONAL ACCOUNT DEALING

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

[OBJECT OMITTED]

APPENDIX B:  REQUEST FOR PERMISSION TO DEAL FORM (RFPTD)

INSTRUCTIONS (IF YOU HAVE ANY QUESTIONS PLEASE CONTACT MAGIM COMPLIANCE)

1.   Fill in BOX 1

2.   Obtain Dealers signature in BOX 2 (I F AN INDEX TRADE MARK AS N/A)

3. For all Employees, WHO ARE NOT EQUITY INVESTMENT PROFESSIONALS, if your deal falls within the Aggregate Value Exemption (see Box 5 - bottom right) you can now deal.

4. FOR EQUITY INVESTMENT PROFESSIONALS OR when your transaction does not meet the Aggregate Value Exemption you must obtain the dealers signature in BOX 3, and obtain an approver's signature in Box 4 Your TRANSACTION MUST BE PASSED TO YOUR BROKER WITHIN 24 HOURS AND THE CONTRACT NOTE SENT TO MAGIM COMPLIANCE AS SOON AS POSSIBLE THEREAFTER

--------------------------------------------------------------------------------
BOX 1 (COMPLETED BY APPLICANT)

NAME:    ___________________________________________________________________

DEPT:      ___________________________________________________________________

TEL:         ___________________________________________________________________

I wish to BUY/SELL (delete as appropriate) the following security.

-------- -------------------------------------------- --------------------------
SECURITY           BLOOMBERG TICKER                     NUMBER OF SHARES OR
NAME                                                      PRINCIPAL AMOUNT
-------- -------------------------------------------- --------------------------
-------- -------------------------------------------- --------------------------


-------- -------------------------------------------- --------------------------

I hereby declare that this Transaction in no way represents a conflict with the M&G Code of Ethics Policy. I have no material non-public price sensitive information nor other confidential information about the selected security, nor information which may give rise to a conflict of interest.

This trade DOES/DOES NOT (delete as appropriate) fall inside the Aggregate Value Exemption.

I acknowledge that failure to comply with the M&G Code of Ethics, or any written amendment, may constitute an act of gross misconduct and may result in disciplinary action.

SIGNATURE:    ________________________________________________________
DATE:         ________________________________________________________

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
BOX 2 (COMPLETED BY THE EQUITIES/FIXED INCOME DEALING DESK)
This security is currently NOT on the Restricted Dealing List.

NAME OF DEALER: ___________________________________________________________

DATE: ______________________________________________ TIME: ___________________

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
BOX 3 (COMPLETED, WHEN APPLICABLE, BY THE DEALER)

I confirm that no customer has dealt in this security/these securities in the 2-calendar days preceding today's date, or

I attach a copy of the compliance print out showing any dealings in this security/these securities in the previous two days, or

I attach a copy of the compliance print showing orders this security/these securities that are currently being worked.

SIGNATURE: __________________________________________

NAME OF DEALER: _____________________________________

DATE: ________________     TIME: __________________

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
BOX 4 (COMPLETED, WHEN APPLICABLE, BY AN APPROVING SIGNATORY)

I confirm that, as far as I am aware, there is no intention of dealing in this security/these securities for any customer today or in the 2-calendar days following today's date.

Permission to deal is GRANTED

SIGNATURE: ______________________________________________________

NAME OF APPROVER: _______________________________________________

DATE: ___________________________

TIME: ___________________________


APPROVING SIGNATORIES
FOR EQUITIES

In the first instance obtain from the Desk Head of the security being dealt: UK Equities - Jonathan Profitt or Mike Felton or Nigel Booth European Equities - Giles Worthington or Richard Halle All other countries other than UK or Europe - Aled Smith or Graham French - OR in their absence David Jane or Matthew Beardmore-Gray or Huw Jones

FOR FIXED

In the first instance:

Simon Pilcher or Mark Hutchinson OR in their absence from Huw Jones or Matthew Beardmore-Gray SPREAD BETTING, FUTURES, OPTIONS, WARRANTS, CONTRACTS FOR DIFFERENCES, VENTURE CAPITAL TRUSTS, ENTERPRISE INVESTMENT SCHEMES David Jane or Simon Pilcher or Ed Rosengarten

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
BOX 5 The Aggregate Value Exemption (1) If the aggregate value of the transaction does not exceed (pound)10,000 of securities with a market capitalisation of more (pound) 500million and less than (pound) 1 billion (2) (pound) 25,000 for securities with a market capitalisation of (pound)1 billion to (pound) 5 billion and (3) (pound) 50,000 for securities with a market capitalisation greater than (pound)5 billion. In these cases only Box 1 and Box 2 need be completed.

Note : 1. EQUITIES INVESTMENT PROFESSIONALS must get all boxes completed at all times. 2. The Aggregate Value Exemption does not apply to any Initial Public Offering or Private Placement.

--------------------------------------------------------------------------------

APPENDIX C: STATEMENT OF INVESTMENTS HELD

TO BE COMPLETED ON COMMENCEMENT OF EMPLOYMENT AND THEREAFTER ANNUALLY

STATEMENT OF HOLDINGS AS AT  _______________

As required by the M&G Code of Ethics, please list all of your Stock Broker accounts, equity holdings, mutual fund holdings, PEP/ISA or other unitised investment and securities in which you or any Connected Persons have a Beneficial Interest (see "Definitions" for examples of situations in which you or a Connected Person will be deemed to have a Beneficial Interest)


INITIAL REPORTS must be submitted to MAGIM Compliance within 10 calendar days of becoming an Access Person and must be current as of a date no more than 45 days prior to you becoming an Access Person.

ANNUAL REPORTS must be submitted to MAGIM Compliance within 30 calendar days of the 31st December and must list investments held as of a date no more than 45 days prior to the date you submit the report.

YOU MUST LIST ALL YOUR ACCOUNTS IN TABLE 1 THEN EITHER:

- list all holdings (whether held in the listed accounts or not) in Table 2, or
- attach copies of the most recent statements of each of the accounts listed.

You may also use this form to report any new accounts opened during the course of the year.

IF YOU HAVE ANY QUESTIONS AS TO WHETHER AN ACCOUNT OR HOLDING SHOULD BE REPORTED ON YOU SHOULD CONSULT MAGIM COMPLIANCE DEPARTMENT 020 7548 2852

If you do not hold any securities, then enter none in Sections A and B, complete the certification and return to MAGIM Compliance.

INITIAL/ANNUAL STATEMENT OF INVESTMENTS HELD

To:        MAGIM Compliance

From:    .......................................................................

Date:     ......................................................................

SECTION A: ACCOUNTS HELD

Please list all stock brokers accounts, PEP/ISAs, and other unitised investments etc in which you have a Beneficial Interest ALL BOXES MUST BE COMPLETED

----------------------------------- ---------------------------------- ---------------------------------
NAME OF BROKER/MANAGER              NAME OF ACCOUNT                    ACCOUNT NUMBER
----------------------------------- ---------------------------------- ---------------------------------
----------------------------------- ---------------------------------- ---------------------------------

----------------------------------- ---------------------------------- ---------------------------------
----------------------------------- ---------------------------------- ---------------------------------

----------------------------------- ---------------------------------- ---------------------------------
----------------------------------- ---------------------------------- ---------------------------------

----------------------------------- ---------------------------------- ---------------------------------
----------------------------------- ---------------------------------- ---------------------------------

----------------------------------- ---------------------------------- ---------------------------------

SECTION B: HOLDINGS

Please list, on the table below, all securities, see Table 2, in which you or any Connected Person have a Beneficial Interest. ALL BOXES MUST BE COMPLETED

-------------------------------- ------------ ---------------- --------------- -------------------------
NAME OF SECURITY                 TYPE OF      EXCHANGE         NUMBER OF       HELD DIRECTLY/
                                 SECURITY(1)  TICKER SYMBOL    SHARES OR       BROKERAGE FIRM
                                              OR CUSIP         PRINCIPAL(2)    WHERE HELD
                                                               AMOUNT
-------------------------------- ------------ ---------------- --------------- -------------------------
-------------------------------- ------------ ---------------- --------------- -------------------------

-------------------------------- ------------ ---------------- --------------- -------------------------
-------------------------------- ------------ ---------------- --------------- -------------------------

-------------------------------- ------------ ---------------- --------------- -------------------------
-------------------------------- ------------ ---------------- --------------- -------------------------

-------------------------------- ------------ ---------------- --------------- -------------------------
-------------------------------- ------------ ---------------- --------------- -------------------------

-------------------------------- ------------ ---------------- --------------- -------------------------
-------------------------------- ------------ ---------------- --------------- -------------------------

-------------------------------- ------------ ---------------- --------------- -------------------------
-------------------------------- ------------ ---------------- --------------- -------------------------

-------------------------------- ------------ ---------------- --------------- -------------------------
-------------------------------- ------------ ---------------- --------------- -------------------------

-------------------------------- ------------ ---------------- --------------- -------------------------

(1) Insert the following symbol as to indicate the types of security held: E - Equity, D - Debt, X - Other (2) For debt securities

NOTE: CONTINUE LISTING AS NECESSARY ON ADDITIONAL SHEETS

I certify that the statements made by me on this form are true and complete, and correct to the best of my knowledge and belief and are made in good faith.

Name: ..........................................................................

Signature: .....................................................................

Date: ..........................................................................

NOTES: This information will be stored in locked cabinets to which only Compliance staff have access. As the volume of information stored grows it will be archived in a secure fashion. The definition of Transactions that must be reported is DIFFERENT from what needs to be pre-cleared. Gilts, Unit Trusts, OEICS, and other unitised investments fall outside the PRECLEARANCE regime but within the REPORTING regime. They MUST be reported by ACCESS PERSONS on a quarterly basis.

APPENDIX D: STATEMENT OF TRANSACTIONS DURING THE QUARTER

STATEMENT OF TRANSACTIONS DURING THE QUARTER ENDED  _______________

To:        MAGIM Compliance

From:    .......................................................................

Date:     ......................................................................

I have previously reported the following matters for all Transactions in securities covered by the pre-clearance requirements detailed in Section 2 during the Quarter.

The report below details those Transactions which fall outside the pre-clearance regime, see Table 2.

I also confirm that I have reported any brokerage accounts established during the Quarter or since I last submitted a Statement of Securities Held.


-------------------------------- -------------------------- ------------------------------------------
TYPE OF INVESTMENT               WHERE INVESTMENT HELD      TRANSACTIONS IN THE QUARTER
-------------------------------- -------------------------- ------------------------------------------
-------------------------------- -------------------------- ------------------------------------------

-------------------------------- -------------------------- ------------------------------------------
-------------------------------- -------------------------- ------------------------------------------

-------------------------------- -------------------------- ------------------------------------------
-------------------------------- -------------------------- ------------------------------------------

-------------------------------- -------------------------- ------------------------------------------
-------------------------------- -------------------------- ------------------------------------------

-------------------------------- -------------------------- ------------------------------------------
-------------------------------- -------------------------- ------------------------------------------

-------------------------------- -------------------------- ------------------------------------------
-------------------------------- -------------------------- ------------------------------------------

-------------------------------- -------------------------- ------------------------------------------
-------------------------------- -------------------------- ------------------------------------------

-------------------------------- -------------------------- ------------------------------------------

Signed:       ____________________________________

Date:         ____________________________________


NOTES: The definitions of Transactions that must be reported is DIFFERENT from what needs to be pre-cleared. Transactions in Gilts, Unit Trusts, OEICS, and other unitised investments fall outside the PRECLEARANCE regime but within the REPORTING regime. They MUST be reported by ACCESS PERSONS on a quarterly basis. This information will be stored in locked cabinets to which only Compliance staff have access. As the volume of information stored grows it will be archived in a secure fashion

APPENDIX E: PERSONAL ASSOCIATION

THIS FORM MUST BE COMPLETED IN FULL FOR EACH PERSONAL ASSOCIATION YOU HAVE.

1.       NAME

         .......................................................................

2.       DEPARTMENT

         .......................................................................

3.       NATURE OF THE PERSONAL ASSOCIATION

         Company or Individual

         .......................................................................

         Nature of the association and when it commenced

         .......................................................................
         .......................................................................
         .......................................................................

         I confirm that the personal association detailed above will not influence my behaviours in ensuring that the interests of M&G and its clients are not compromised

4. Name of person declaring the Personal Association

         .......................................................................
         Department:
         .......................................................................
         Signed
         .......................................................................
         Date:
         .......................................................................

         Reviewed by (please print):

         .......................................................................
         Department and position
         .......................................................................
         Signed
         .......................................................................
         Date:
         .......................................................................

         Once completed, please return to your Business Unit Director]

Note: You are required to inform your BusinessUnit Director should there be any change in the Personal Association detailed on this form.

APPENDIX F: GIFTS AND BENEFITS FORM

THIS FORM MUST BE COMPLETED IN FULL FOR ALL GIFTS AND BENEFITS (HOSPITALITY) EITHER RECEIVED OR GIVEN IN EXCESS OF (POUND)100?

Once completed, please return to the Compliance Dept.

Nature of Gift or Benefit:

         .......................................................................

Date the Gift or Benefit was given*/received*

         .......................................................................

Was the Gift or Benefit given*/received*

         .......................................................................

Estimated Value of Gift or Benefit:

         .......................................................................

Broker/Company/Individual making the offer or Broker/Company/Individual given to:

         .......................................................................

I confirm that

- acceptance of the above Gift or Benefit will not induce me to carry out an activity with the party making the offer, which would conflict with the interests of M&G or its clients*, or

- the giving of the Gift or Benefit will not knowingly influence the person receiving it to be conflicted in their dealings with M&G*

* DELETE THOSE WHICH ARE NOT APPLICABLE

Name of the person receiving the gift or benefit, or name of the person who gave the gift or benefit on behalf of M&G (please print):

         .......................................................................

Department:

         .......................................................................

Signed by recipient or giver:

         .......................................................................

Date:

         .......................................................................

Approved by (please print):

         .......................................................................

Signed by Line Manager:

         .......................................................................

Date:


         .......................................................................
THE CRITERIA

GIFTS CRITERIA

Up to a value of (pound)100 you may accept or give these gifts and you do not need to declare them.

Gifts or benefits above (pound)100 (or attendance at an unhosted sports event or social hospitality event) should not be accepted or given, unless approved by Head of Business Unit prior to the date of the event and that you declare them no later than five days after the event or receipt of the gift.

HOSPITALITY ACCEPTANCE CRITERIA

Everyday business lunches - you may attend or provide these events and you do not need to declare them. However, you should bear in mind the frequency of such events with the same person.

Individual invitations to social or sporting events, theatre visits, foreign travel, charity dinners etc you may accept or give these invitations, providing that approval is sought before the event from your manager and you must declare them.

Ticketed events are considered gifts unless the giver/host is present at the event.

Group invitations to social or sporting events such as cricket and football matches with business partners you may accept or provide these invitations, providing that approval is sought before the event from your manager and the co-ordinator of the event, if hosted by M&G, must declare and detail all attendees.

SPONSORSHIP

It is acceptable that an individual may receive

- sponsorship in the form of travel and accommodation expenses to enable investment professionals to attend an occasional research trip either in the UK or overseas

- sponsorship in the form of travel, accommodation and seminar / conference expenses to enable investment professionals to attend an occasional seminar / conference either in the UK or overseas.

Subject to the recipient of the sponsorship receiving prior approval from the Head of the Business Unit and that the event meets the following criteria

- the event for which you are being sponsored should have a definite work agenda; it is expected that at least 7 hours per day will be spent on work related activities. It is expected that travel, accommodation and expenses for days without a definite work agenda will be paid for by the employee

- that only ONE event per investment bank, broker (counterparty), and company, is received per quarter.

- that full details of the sponsorship, in particular its (pound) value together with detailed timetable clearly summarising the work and social elements of the event must be recorded on the Gifts and Benefits form

All completed and authorised forms must be sent to MAGIM Compliance.

APPENDIX G: FEDERAL SECURITIES LAWS

The following are considered to be the Federal Securities Laws -

SECURITIES ACT OF 1933

Often referred to as the "truth in securities" law, the Securities Act of 1933 has two basic objectives:

     o    require  that  investors   receive  financial  and  other  significant
          information concerning securities being offered for public sale; and
     o prohibit deceit, misrepresentations, and other fraud in the sale of securities.

SECURITIES EXCHANGE ACT OF 1934

With this Act, Congress created the Securities and Exchange Commission. The Act empowers the SEC with broad authority over all aspects of the securities industry. This includes the power to register, regulate, and oversee brokerage firms, transfer agents, and clearing agencies as well as the nation's securities self regulatory organizations (SROs). The various stock exchanges, such as the New York Stock Exchange, and American Stock Exchange are SROs. The National Association of Securities Dealers, which operates the NASDAQ system, is also an SRO. The Act also identifies and prohibits certain types of conduct in the markets and provides the Commission with disciplinary powers over regulated entities and persons associated with them. The Act also empowers the SEC to require periodic reporting of information by companies with publicly traded securities.

TRUST INDENTURE ACT OF 1939

This Act applies to debt securities such as bonds, debentures, and notes that are offered for public sale. Even though such securities may be registered under the Securities Act, they may not be offered for sale to the public unless a formal agreement between the issuer of bonds and the bondholder, known as the trust indenture, conforms to the standards of this Act.

INVESTMENT COMPANY ACT OF 1940

This Act regulates the organization of companies, including mutual funds, that engage primarily in investing, reinvesting, and trading in securities, and whose own securities are offered to the investing public. The regulation is designed to minimise conflicts of interest that arise in these complex operations. The Act requires these companies to disclose their financial condition and investment policies to investors when stock is initially sold and, subsequently, on a regular basis. The focus of this Act is on disclosure to the investing public of information about the fund and its investment objectives, as well as on investment company structure and operations. It is important to remember that the Act does not permit the SEC to directly supervise the investment decisions or activities of these companies or judge the merits of their investments.

INVESTMENT ADVISERS ACT OF 1940

This law regulates investment advisers. With certain exceptions, this Act requires that firms or sole practitioners compensated for advising others about securities investments must register with the SEC and conform to regulations designed to protect investors. Since the Act was amended in 1996, generally only advisers who have at least $25 million of assets under management or advise a registered investment company must register with the Commission.

SARBANES-OXLEY ACT OF 2002

On July 30, 2002, President Bush signed into law the Sarbanes-Oxley Act of 2002, which he characterized as "the most far reaching reforms of American business practices since the time of Franklin Delano Roosevelt." The Act mandated a number of reforms to enhance corporate responsibility, enhance financial disclosures and combat corporate and accounting fraud, and created the "Public Company Accounting Oversight Board," also known as the PCAOB, to oversee the activities of the auditing profession.

VERSION CONTROL

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Date             Version NumOwner      Changes                                                      Date
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                 2008/01    AJA        Draft for circulation to the M&G Board                       26/09/08
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                 2008/T                Updated for comments, version for Training development       21/10/08
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